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                                                                       Exhibit 4


                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT

This Appointment of Successor Rights Agent is made and entered into as of this 18st day of February, 2000 by and among HUFFY CORPORATION, an Ohio corporation (the "Company"), HARRIS TRUST AND SAVINGS BANK ("Harris"), and LASALLE BANK, N.A. ("LaSalle") under the following circumstances:

A. The Company entered into an Amended and Restated Rights Agreement, dated as of December 9, 1994 (the "Rights Agreement") with Bank One, Indianapolis, National Association ("Bank One"), pursuant to which Bank One performed as Rights Agent.

B. Effective November 15, 1995, Bank One ceased providing security holder services, and the Company appointed KeyBank, National Association, successor in interest to Society National Bank ("KeyBank") as Rights Agent.

C. Pursuant to Section 21 of the Rights Agreement, KeyBank resigned as Rights Agent and Harris accepted appointment as Rights Agent effective June 10th, 1997.

D. Pursuant to Section 21 of the Rights Agreement, Harris has given notice of its resignation as Rights Agent effective upon the appointment of a successor Rights Agent.

E.       The Company desires to appoint LaSalle as successor Rights Agent.

NOW THEREFORE, the parties hereto agree that LaSalle be appointed as successor Rights Agent, as set forth below:

Section 1.  Appointment of and Acceptance by Successor Rights Agent.
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In accordance with the provisions of Section 21 of the Rights Agreement, the
Company hereby appoints, effective as of the date hereof, LaSalle as successor Rights Agent and LaSalle, being in compliance with the requirements and qualifications for a successor Rights Agent as set forth in the Rights Agreement, as amended, hereby accepts appointment as successor Rights Agent under the Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Appointment of Successor Rights Agent to the Rights Agreement as of the day and year set forth above.

                                            HUFFY CORPORATION

                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------


                                            HARRIS TRUST AND SAVINGS BANK

                                            By:
                                               ------------------------------

                                            Title:
                                                  ---------------------------


                                            LASALLE BANK, N.A.

                                            By:
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                                            Title:
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